Exhibit (j)(2)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the reference to our Firm under the heading "Independent Registered Public Accounting Firm" in the Part B of Fidelity Central Investment Portfolios LLC: Fidelity International Equity Central Fund, which is included in Post-Effective Amendment No. 21 to the Registration Statement on Form N-1A.

/s/ PricewaterhouseCoopers LLP PricewaterhouseCoopers LLP
Boston, Massachusetts
December 15, 2008